UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 22, 2010

(date of earliest event reported)

 VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 22, 2010 the shareholders of Vascular Solutions, Inc. (“Company”) approved a proposal to amend and restate the Company’s Employee Stock Purchase Plan (“Plan”) to extend its term for ten years and make other clarifying amendments.  As a result of the shareholder approval, the term of the Plan will extend until April 22, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 22, 2010 the Company held its annual meeting of shareholders for the purpose of considering and voting on the following proposals.  Summaries of the voting results are included following descriptions of each matter.

1.       To elect seven (7) members of the Board of Directors to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

Director	For	Against or Withheld	Abstain	Broker Non-Votes
John Erb	8,017,269	317,006	—	6,343,496
Michael Kopp	7,543,142	791,133	—	6,343,496
Richard Nigon	7,991,614	342,661	—	6,343,496
Paul O’Connell	7,361,261	973,014	—	6,343,496
Howard Root	5,722,503	2,611,772	—	6,343,496
Jorge Saucedo	7,548,914	785,361	—	6,343,496
Charmaine Sutton	5,724,529	2,609,746	—	6,343,496

2.             To amend and restate the Company’s Plan as described in Item 5.02 of this Current Report on Form 8-K.

For	Against or Withheld	Abstain	Broker Non-Vote
6,119,163	2,132,269	82,843	6,343,496

3.             To ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent auditor for the year ending December 31, 2010.

For	Against or Withheld	Abstain	Broker Non-Vote
14,629,191	27,774	20,806	—

Item 9.01.  Financial Statements and Exhibits

                (d)

10.1	Vascular Solutions, Inc. Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: April 23, 2010	By:	/s/ James Hennen
James Hennen
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Vascular Solutions, Inc. Employee Stock Purchase Plan